Exhibit 10.3

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (this “Amendment”), dated as of the 27th day of March, 2007 by and among COMFORCE Corporation (“COMFORCE”) a Delaware corporation, and COMFORCE Operating, Inc. (“COI”), a Delaware corporation that is wholly-owned by COMFORCE (COMFORCE and COI are collectively referred to as the “Employer”), and Harry V. Maccarrone, a resident of the State of New York (“Employee”).

WHEREAS, the parties entered into an Amended and Restated Employment Agreement dated as of August 1, 2006 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as herein provided.

NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 4(a)(ii) of the Agreement is hereby amended and restated as follows:

Employee’s Base Salary for the 12 months ending March 31, 2008 shall be $363,484, and, thereafter, shall increase annually during the Term on each April 1st, by the greater of (A) seven percent (7%) or (B) the percentage increase in the Price Index (as defined below) for the most recently available month at the time of each such increase over the Price Index reported for the same month one year prior (such percentage increase calculated pursuant to this Section 4(a) is referred to in this Agreement as the “CPI Increase”).

2.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above mentioned.

COMFORCE CORPORATION

By:
Its:

COMFORCE OPERATING, INC.

By:
Its:

Harry V. Maccarrone